Acadia Group, Inc.--Chairman Announces Board of Directors Operational Direction

AUBURN, Maine--(BUSINESS WIRE)--September 29, 2000--Acadia Group, Inc. d/b/a Acadia Business Group, Inc., (OTCBB: ANHS) announced that the Board of Directors held a Special Meeting on September 28, 2000 and unanimously voted to cease its operations effective today. The decision was due to the demand and pressures for payment by its lender, Citizens Bank of New Hampshire, of the Corporation's obligations of a Line of Credit in the amount of $1,093,154 and a term note for $212,081. Emile Clavet, Chairman, also reports that the Board gave further approval for the Corporation to continue to entertain and explore every available reconciliatory avenue to preserve the value of its assets and to prevent discontinuation of operations. The Corporation cannot provide any assurances that alternatives will be successful under its present financial condition.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements regarding the present intentions and expectations of management of the Corporation. Certain factors beyond the Corporation's control could cause results to differ materially from those in these forward-looking statements. These risk factors include evolving industry standards, rapid technological changes, government regulations, healthcare reform, market conditions and competition in the market for the Corporation's services, and are more fully described in filings with the Securities and Exchange Commission.


CONTACT:   Acadia Group, Inc., d/b/a Acadia Business Group
           Emile L. Clavet
           1-800-479-3066